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                                                                    EXHIBIT 99.1

CONTACT:   American Vantage Companies
           Audrey Tassinari, Executive Vice President
           Roy K. Keefer, Vice President
           702-227-9800

FOR IMMEDIATE RELEASE
WEDNESDAY, APRIL 25, 2001

AMERICAN VANTAGE COMPANIES' COURT ACTION DISMISSED BY CALIFORNIA SUPERIOR COURT

LAS VEGAS, NEVADA, APRIL 25, 2001 ---- American Vantage Companies (NASDAQ:AVCS) (the "Company") announced that the Superior Court of California, County of Fresno recently filed an order dismissing the Company's civil action against the Table Mountain Rancheria Band of Indians for breach and premature termination of the Company's consulting contract for the Table Mountain Rancheria Casino & Bingo. The Court's dismissal was based on its determination that federal law completely preempts the field of Indian gaming, but the state court made no ruling on the merits of the action.

The Company is considering its legal options, which include appealing the state court's decision and continuing to pursue its claim in the Ninth Circuit Federal Appeals Court.

This press release may contain forward-looking statements, which are subject to risks and uncertainties. The Company's actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential risk factors that could affect the Company's business and financial results are included in the Company's filings with the Securities and Exchange Commission. They can also be found on the Company's website at www.americanvantage.com and on the Securities and Exchange Commission's website at www.sec.gov.